Exhibit 10.1

EXECUTION VERSION

Yext, Inc.

61 9th Ave

New York, NY 10011

September 30, 2022

Lead Edge Public Fund, LP, Lead Edge Capital VI, LP, and Lead Edge Capital V, LP

c/o Lead Edge Capital Management, LLC

96 Spring Street, 5th Floor

New York, NY 10012

Attention: Evan Skorpen

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between (a) Yext, Inc. (“Company”) and (b) Lead Edge Public Fund, LP, Lead Edge Capital VI, LP, and Lead Edge Capital V, LP (collectively “Lead Edge”). Company and Lead Edge are collectively referred to as the “Parties.” Lead Edge and each Affiliate (as defined below) and Associate (as defined below) of Lead Edge are collectively referred to as the “Lead Edge Group.”

1.                   Director Appointment.

(a)                 Effective as of the date of this Agreement, Company’s Board of Directors (the “Board”) will take all action necessary to, as soon as practicable and consistent with its corporate governance procedures, appoint Evan Skorpen (the “New Director”) as a Class I director with a term expiring at Company’s 2024 Annual Meeting of Stockholders. The time at which the New Director’s appointment to the Company’s board is effective in accordance with Delaware law shall be referred to herein as the “Effective Time”.

(b)                If at any time after the Effective Time, Lead Edge beneficially owns, controls or otherwise has an ownership interest (as provided below in this Section 1(b)) of less than seven percent (7%) of the then-outstanding Voting Securities (including, for purpose of this calculation, all Voting Securities that a member of the Lead Edge Group has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled call option or other derivative security, contract or instrument primarily related to the price of Voting Securities), the New Director shall promptly tender his immediate resignation from the Board. The Board may accept or reject such resignation at its sole discretion.

2.                   Maximum Holdings. During the Restricted Period, Lead Edge will not, and will cause the other members of the Lead Edge Group not to, in any way, directly or indirectly (in each case, except as expressly permitted by this Agreement), acquire, offer, agree or propose to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other group (including a “group” as defined pursuant to Section 13(d) of the under the Securities Exchange Act of 1934 (the “Exchange Act”)), through swap or hedging transactions, or otherwise, or direct any Person not a party to this Agreement (a “Third Party”) in the acquisition of, any securities of Company or any rights decoupled from the underlying securities of Company that would result in the Lead Edge Group in the aggregate owning, controlling or otherwise having any beneficial ownership or other ownership interest (as provided below in this Section 2) of more than fifteen percent (15%) (the “Ownership Limit”) of the then-outstanding Voting Securities (including, for purpose of this calculation, all Voting Securities that a member of the Lead Edge Group has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional and including economic ownership pursuant to a cash settled call option or other derivative security, contract or instrument primarily related to the price of Voting Securities). Notwithstanding the foregoing, no member of the Lead Edge Group shall be deemed to be in non-compliance with this paragraph solely as a result of one or more acquisitions by Company of Voting Securities which, by reducing the number of shares outstanding, increases the relative ownership of the Lead Edge Group for purposes of this paragraph to a percentage that is greater than the Ownership Limit.

3.                   Limitations on Sale.

(a)                 Between the Effective Time and the nine-month anniversary of this Agreement, Lead Edge will not sell or otherwise dispose of any Voting Securities.

(b)                After the nine-month anniversary of this Agreement, Lead Edge acknowledges that it will not sell or otherwise dispose of any Voting Securities during the Restricted Period except in an amount not exceeding the volume limitations of Rule 144 promulgated under the Securities Act of 1933.

(c)                 Notwithstanding the foregoing, Lead Edge will not be restricted from selling or otherwise disposing of any Voting Securities during the Restricted Period in connection with an acquisition by any Third Party of more than fifty percent of Company or all or substantially all of Company’s assets that is subject to any solicitation of Company’s stockholders for approval that is otherwise recommended for approval by the Company’s stockholders by the Board, or otherwise in connection with any stock buyback or self-tender offer conducted by Company.

4.                   Definitions. As used in this Agreement, the term (a) “Person” will be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Affiliates of any Person after the date of this Agreement; (c) “Associate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and will include Persons who become Associates of any Person after the date of this Agreement, but will exclude any Person not controlled by or under common control with the related Person; (d) “beneficially own,” “beneficially owned” and “beneficial ownership” has the meaning set forth in Rule 13d-3 and Rule 13d-5(b)(1) promulgated under the Exchange Act; (e) “Restricted Period” means the period from the Effective Time until 11:59 p.m., Eastern time, on the earlier of (i) the date on which Company next elects a slate of Class I directors, which is expected to be Company’s 2024 Annual Meeting of Stockholders or (ii) the two-year anniversary of the date of this Agreement; and (f) “Voting Securities” means the shares of Company’s common stock and any other securities of Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

5.                   Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement.

6.                   Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

7.                   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

8.                   Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Parties (a) irrevocably and unconditionally consents to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have exclusive personal jurisdiction); (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum.

9.                   Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

10.                Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

11.                Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually-identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

12.                Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

13.                Termination. This Agreement shall immediately terminate upon lapsing of the Restricted Period, and no Party shall have any further obligations or liability hereunder, except that the provisions of Sections 6 through 12 and this Section 13 shall survive any such termination.

[Signature page follows.]

Very truly yours,

YEXT, INC.

By:	/s/ Michael Walrath
	Name:	Michael Walrath
	Title:	Chief Executive Officer

ACCEPTED AND AGREED
as of the date written above:

LEAD EDGE PUBLIC FUND

By:	/s/ Mitchell Green
	Name:	Mitchell Green
	Title:	Authorized Signatory

LEAD EDGE CAPITAL VI, LP

By:	/s/ Mitchell Green
	Name:	Mitchell Green
	Title:	Authorized Signatory

LEAD EDGE CAPITAL V, LP

By:	/s/ Mitchell Green
	Name:	Mitchell Green
	Title:	Authorized Signatory

[Signature Page to Letter Agreement]